EXHIBIT 3.4
AMENDED AND RESTATED
BY-LAWS
OF
VECTOR GROUP LTD.
EFFECTIVE OCTOBER 19, 2007
(a Delaware corporation)

ARTICLE I
Offices
     SECTION 1. Registered Office. The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.
     SECTION 2. Other Offices. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.
ARTICLE II
Meetings of Stockholders
     SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof. In lieu of holding a meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication.
     SECTION 2. Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof. At such annual meeting, the stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.
     SECTION 3. Special Meetings. Special meetings of stockholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or by the Chairman of the Board or the President and shall be called by the Secretary upon the request in writing of a stockholder or stockholders holding of record at least 25 percent of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting.
     SECTION 4. Notice of Meetings. (a) The Corporation shall give notice of any annual or special meeting of stockholders. Notices of meetings of the stockholders shall state the place, if any, date, and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is called. No business other than that specified in the notice thereof shall be transacted at any special meeting. Unless otherwise provided by applicable law or the Certificate of Incorporation, notice shall be given to each stockholder entitled to vote at such meeting not fewer than 10 days nor more than 60 days before the date of the meeting.
     (b) Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission. If mailed, such notice shall be delivered by postage-prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (i) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary, assistant secretary, the Corporation’s transfer agent or other agent of the Corporation that the notice has been given by personal delivery, mail, or a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
     (c) Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder either in a writing signed by such stockholder or by electronic transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the electronic transmission was authorized by the stockholder.
     SECTION 5. List of Stockholders. The Corporation’s transfer agent or the officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting for the duration thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

     SECTION 6. Quorum, Adjournments. The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     SECTION 7. Organization. At each meeting of stockholders, the Chairman of the Board or, in his absence, the President, or such other executive officer of the Corporation designated by the Chairman or the President, shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.
     SECTION 8. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.
     SECTION 9. Voting. Except as otherwise provided by statute or the Certificate of Incorporation, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in his name in the record of stockholders of the Corporation:
     (a) on the date fixed pursuant to the provisions of Section 7 of ARTICLE V of these By-Laws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or
     (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if by such proxy, and shall state the number of shares voted.
     SECTION 10. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.
     SECTION 11. Remote Communication. For the purposes of these By-Laws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:
          (a) participate in a meeting of stockholders; and
          (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
     SECTION 12. Action by Consent. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of statute or of the Certificate of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with, and the action taken without such meeting and vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book or books in which meetings of stockholders are recorded; provided, however, that delivery made to the Corporation’s registered office in the State of Delaware shall be by hand or by certified mail, return receipt requested. An electronic transmission consenting to an action to be taken and transmitted by a stockholder shall be deemed to be written, signed and dated for the purposes of this section, as provided by the laws of the State of Delaware.
ARTICLE III
Board of Directors
     SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.
     SECTION 2. Number, Qualifications, Election and Term of Office. The number of directors may be fixed, from time to time, by the affirmative vote of a majority of the entire Board of Directors or by action of the stockholders of the Corporation. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Directors need not be stockholders. Except as otherwise provided by statute or these By-Laws, the directors shall be elected at the annual meeting of stockholders. Each director shall hold office until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws.
     SECTION 3. Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.
     SECTION 4. Annual Meeting. The Board of Directors shall meet for the purpose of the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this ARTICLE III.
     SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.
     SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or by two or more directors of the Corporation or by the President.
     SECTION 7. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telecopier, electronic mail or other similar means, or be delivered to him personally or be given to him by telephone, at least 24 hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
     SECTION 8. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise expressly required by statute or the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.
     SECTION 9. Organization. At each meeting of the Board of Directors, the Chairman of the Board or, in the absence of the Chairman of the Board, the President (or, in his absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence, any person appointed by the Chairman of the Board shall act as secretary of the meeting and keep the minutes thereof.
     SECTION 10. Resignations. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission of his resignation to the Corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the electronic transmission was authorized by the director. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     SECTION 11. Vacancies. Any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director or by the stockholders at the next annual meeting thereof or at a special meeting thereof. Each director so elected shall hold office until his successor shall have been elected and qualified.
     SECTION 12. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote at an election of directors.
     SECTION 13. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.
     SECTION 14. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.
     SECTION 15. Action by Consent. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or electronic transmission, and the writing or electronic transmission are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be; provided however, that such electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the electronic transmission was authorized by the director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     SECTION 16. Telephonic Meeting. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee telephonically or by similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.
ARTICLE IV
Officers
     SECTION 1. Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall include the Chairman of the Board (who may be designated Executive Chairman of the Board if serving as an employee of the Corporation), the President, one or more Vice-Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), the Secretary and the Treasurer. If the Board of Directors wishes, it may also elect other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) as may be necessary or desirable for the business of the Corporation. Any two or more offices may be held by the same person, and no officers except the Chairman of the Board and the President need be a director. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws.
     SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.
     SECTION 3. Removal Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.
     SECTION 4. Chairman of the Board. The Chairman of the Board, if present, shall preside at each meeting of the Board of Directors or the stockholders. He shall perform all duties incident to the office of Chairman of the Board, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.
     SECTION 5. The President. The President shall be the chief executive officer of the Corporation. He shall, in the absence of the Chairman of the Board, preside at each meeting of the Board of Directors or the stockholders. He shall perform all duties incident to the office of President and chief executive officer of the Corporation and such other duties as may from time to time be assigned to him by the Board of Directors. During the absence or disability of the Chairman of the Board, the President shall, except as otherwise directed by the Board of Directors, perform the duties and exercise the powers of the Chairman of the Board.

     SECTION 6. Vice-President. Each Vice-President shall perform all such duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President. The Board of Directors may add to the title of any Vice President such distinguishing designation as may be desirable, which may reflect seniority, duties or responsibilities of such Vice President. During the absence or disability of the Chairman of the Board and the President, one or more Vice Presidents may be designated by the Board of Directors to perform the duties and exercise the powers of the Chairman of the Board and the President.
     SECTION 7. Treasurer. The Treasurer shall
          (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;
          (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;
          (c) deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;
          (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;
          (e) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;
          (f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and
          (g) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.
     SECTION 8. Secretary. The Secretary shall
          (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;
          (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;
          (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

          (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and
          (e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.
     SECTION 9. The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.
     SECTION 10. The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.
     SECTION 11. Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.
     SECTION 12. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.
ARTICLE V
Stock Certificates and Their Transfer
     SECTION 1. Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation; provided that the Board of Directors may provide by resolution that some or all of the classes or series of stock in the Corporation shall be uncertificated shares; and provided further, that any such resolution shall not apply to shares represented by a certificate until such a certificate is surrendered to the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation may issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation may issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
     SECTION 2. Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
     SECTION 3. Lost Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
     SECTION 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded in the books of the Corporation; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates or evidence of uncertificated shares are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.
     SECTION 5. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.
     SECTION 6. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of stock of the

Corporation, and may authorize its transfer agent and registrar to make such additional rules and regulations deemed expedient concerning the issue, transfer and registration of certificated or uncertificated shares of stock of the Corporation.
     SECTION 7. Fixing the Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 or fewer than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
          (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution, or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of capital stock, or for the purpose of any other lawful action, except as may otherwise be provided in these By-Laws, the Board of Directors may fix a record date. Such record date shall not precede the date upon which the resolution fixing such record date is adopted, and shall not be more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
          (c) In order to determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directions. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by applicable law, the Certificate of Incorporation, or these By-Laws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner set forth in Section 12 of ARTICLE II. If no record date has been fixed by the Board of Directors and prior action of the Board of Directors is required by applicable law, the Certificate of Incorporation, or these By-Laws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
     SECTION 8. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered in its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered in its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VI
Indemnification of Directors and Officers
     SECTION 1. General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service as a trustee or administrator of an employee benefit plan of the Corporation) or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     SECTION 2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service as a trustee or administrator of an employee benefit plan of the Corporation), or by reason or any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

     SECTION 3. Indemnification in Certain Cases. Notwithstanding the other provisions of this ARTICLE VI, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this ARTICLE VI, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith.
     SECTION 4. Procedure. Any indemnification under Sections 1 and 2 of this ARTICLE VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made, with respect to a person who is a director, officer, or employee of the Corporation at the time of such determination: (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders. Such determination shall be made, with respect to any person who is not a director, officer, employee or agent of the Corporation at the time of such determination, in the manner determined by the Board of Directors (including in such manner as may be set forth in any general or specific action of the Board of Directors applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the Corporation are parties.
     SECTION 5. Advances for Expenses. Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to in Sections 1 and 2 of this ARTICLE VI in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay all amounts so advanced in the event that it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified by the Corporation as authorized in this ARTICLE VI. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and upon approval of such director, officer, employer, employee or agent of the Corporation, authorize the Corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.
     SECTION 6. Procedure for Indemnification. Any indemnification under Sections 1, 2 and 3, or advance of costs, charges and expenses under Section 5 of this ARTICLE VI, shall be made promptly, and in any event within 60 days upon the written request of the director, officer, employee or agent. The right to indemnification or advances as granted by this ARTICLE VI shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action

(other than an action brought to enforce a claim for the advance of costs, charge and expenses under Section 5 of this ARTICLE VI where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 1 or 2 of this ARTICLE VI, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this ARTICLE VI, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met such applicable standard of conduct.
     SECTION 7. Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by this ARTICLE VI shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), by-law, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. If the Delaware General Corporation Law is hereafter amended to permit the Corporation to indemnify directors and officers to a greater extent than otherwise permitted by this ARTICLE VI, the Corporation shall indemnify directors and officers to such greater extent. All rights to indemnification under this ARTICLE VI shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this ARTICLE VI is in effect. Any repeal or modification of this ARTICLE VI or any repeal or modification of relevant provisions of Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this ARTICLE VI is in effect. Any repeal or modification of this ARTICLE VI or any repeal or modification of relevant provisions of Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this ARTICLE VI, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this ARTICLE VI, with respect to the resulting or surviving corporation, as he would have if the separate existence of the constituent corporation had continued.

     SECTION 8. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this ARTICLE VI; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of the Board of Directors.
     SECTION 9. Savings Clause. If this ARTICLE VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this ARTICLE VI that shall not have been invalidated and to the full extent permitted by applicable law.
ARTICLE VII
General Provisions
     SECTION 1. Dividends. Subject to the provisions of statute and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.
     SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.
     SECTION 3. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.
     SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors.
     SECTION 5. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

     SECTION 6. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
     SECTION 7. Voting of Stock in Other Corporations Etc. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, the President, any Vice President or the Secretary, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes or give the consents which the Corporation may be entitled to cast or give as a shareholder, member, partner or otherwise in any other corporation, limited liability company, partnership or other entity, any of whose shares, securities or interests may be held by the Corporation, whether at meetings of the holders of the shares, securities or interests of such other corporation, limited liability company, partnership or other entity, or otherwise. In the event one or more attorneys or agents are appointed, the Chairman of the Board, the President, any Vice President or the Secretary may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board, the President, any Vice President or the Secretary may, or may instruct the attorneys or agents appointed, to execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.
     SECTION 8. Electronic Transmission. For purposes of these By-Laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
ARTICLE VIII
Amendments
     These By-Laws may be amended or repealed or new by-laws adopted (a) by action of the stockholders entitled to vote thereon at any annual or special meeting of stockholders or (b) if the Certificate of Incorporation so provides, by action of the Board of Directors at a regular or special meeting thereof. Any by-law made by the Board of Directors may be amended or repealed by action of the stockholders at any annual or special meeting of stockholders.

/s/ Marc. N. Bell
CORPORATE SEAL	Marc N. Bell
Secretary

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